UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 15, 2005

RAYOVAC CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(770) 829-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

On February 15, 2005, Rayovac Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

(c) 99.1 Press Release dated February 15, 2005 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 15, 2005	RAYOVAC CORPORATION

BY:	/s/ Randall J. Steward

Name:	Randall J. Steward
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated February 15, 2005 issued by Rayovac Corporation.

Exhibit 99.1

Rayovac Announces Proposal to Change Name to Spectrum Brands

New Name Reflects Increasing Diversity of Consumer Product Categories;

Will Trade on NYSE as ‘SPC’

ATLANTA, Feb. 15 /PRNewswire-FirstCall/ — Rayovac Corp. (NYSE: ROV), a global consumer products company with a diverse portfolio of world-class brands, announced today that it will change its corporate name to Spectrum Brands, Inc., subject to shareholder approval in April. The new name better reflects the company’s growth strategy of expanding its portfolio of world- class consumer product brands in a broad array of growth categories.

[LOGO]

“In the one hundred years of our company’s existence, Rayovac has evolved from a U.S. based battery manufacturer to a global diversified consumer products company with a robust portfolio of brands across seven product categories,” said David Jones, Rayovac’s chairman and chief executive officer.

“Our plans are to continue to grow our product portfolio through the inclusion of additional brands in the future. The name ‘Spectrum Brands’ more clearly describes who we are today, and is indicative of our growth strategy and commitment to new brands going forward.”

The company emphasized that its branded products will continue to be marketed to retailers and consumers under their current names, including Rayovac and Varta batteries and lighting products, Remington electric shaving and grooming and personal care products, and the variety of brands recently added to the Rayovac family though its acquisition of United Industries, including Spectracide(R), Vigoro(R), Sta-Green(R), Schultz(TM) and C.I.L(R) in the lawn and garden market; Hot Shot(R), Cutter(R) and Repel(R) in the household insect control market; and Marineland(R), Perfecto(R) and Eight in One in the pet supplies market.

The proposal to change the corporate name to Spectrum Brands, Inc. will be put before shareholders at the company’s annual meeting currently scheduled for late April. Shareholders will be notified of the proposal through the company’s proxy statement. Once the name change is effected, Spectrum Brands, Inc. will trade on the NYSE under the symbol “SPC.”

About Rayovac:

Rayovac is a global consumer products company and a leading supplier of batteries, lawn and garden care products, specialty pet supplies and shaving and grooming products. Through a diverse and growing portfolio of world-class brands, Rayovac holds leading market positions in a number of major product categories. The company’s products are sold by the world’s top 20 retailers and are available in over one million stores in 120 countries around the world.

Headquartered in Atlanta, Georgia, Rayovac generates approximately $2.5 billion in annual revenues and has approximately 9,300 employees worldwide. The company’s stock trades on the New York Stock Exchange under the symbol ROV.

Forward Looking Statements

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) our ability to achieve anticipated synergies and efficiencies as a result of this transaction, (2) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (3) changes in consumer demand for the various types of products Rayovac and United offer, (4) changes in the general economic conditions where Rayovac and United do business, such as stock market prices, interest rates, currency exchange rates, inflation and raw material costs, (5) our ability to successfully implement manufacturing, distribution and other cost efficiencies and (6) various other factors, including those discussed herein and those set forth in Rayovac’s and United’s securities filings, including their most recently filed Forms 10Q and Annual Reports on Form 10-K.